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                                                                    EXHIBIT 99.3

            BOOK-ENTRY-ONLY AUCTION-RATE/MONEY MARKET PREFERRED/AND
                        REMARKETED PREFERRED SECURITIES


                           Letter of Representations
                 [To be Completed by Issuer and Trust Company]

                    INTERNATIONAL LEASE FINANCE CORPORATION
                    ---------------------------------------
                               [Name of Issuer]


                                 CHEMICAL BANK
                    ---------------------------------------
                            [Name of Trust Company]


                                                                          , 1994
                                                               -----------------
                                                                     (Date)

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY  10041-0099

          Re:  International Lease Finance Corporation
               $100 Million Market Auction Preferred
               Stock (MAPS) Series E & F, Cusip Numbers
                           and            , Respectively
               -----------------------------------------
                (Issue Description, including CUSIP number)

Ladies and Gentlemen:

          This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trust
Company will act as transfer agent, registrar, dividend disbursing agent and redemption agent with respect to the Securities. The Securities will be issued pursuant to a prospectus, private placement memorandum, or other such document authorizing the issuance of the Securities dated _______ __, 1994 (the "Document"). Morgan Stanley & Co., Incorporated ("Underwriter") is distributing the Securities through The Depository Trust Company ("DTC").
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          To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trust Company make the following representations to DTC:

          1. Prior to closing on the Securities on ___________, 199__, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., which represents the total number of Securities issued. Said certificate shall remain in DTC's custody as provided in the Document. If, however, the aggregate principal amount of the Securities exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million Securities certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

          3. In the event of a full or partial redemption of the outstanding Securities, Issuer or Trust Company shall send a notice to DTC specifying: (a) the number of Securities to be redeemed, and (b) the date such notice is to be mailed to

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Security holders or published (the "Publication Date").  Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trust Company shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

               Manager; Call Notification Department
               The Depository Trust Company
               711 Stewart Avenue
               Garden City, NY  11530-4719

          4. In the event of an invitation to tender the Securities, notice by Issuer or Trust Company to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

               Manager; Reorganization Department
               Reorganization Window
               The Depository Trust Company
               7 Hanover Square, 23rd Floor
               New York, NY  10004-2695

          5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

          6. The Document indicates that the dividend rate for the Securities may vary from time to time. Absent other existing arrangements with DTC, Issuer or Trust Company shall give DTC notice of each such change in the dividend rate, on the same day

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that the new rate is determined by telephoning the Supervisor of DTC's Dividend
Announcement Section at (212) 709-1270, or by telecopy sent to (212) 709-1723. Such verbal or telecopy notice shall be followed by prompt written confirmation sent by a secure means in the manner set forth in Paragraph 3 to:

               Manager; Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY  10004-2695

          7. The Document indicates that each purchaser of Securities must sign a purchaser's letter which contains provisions restricting transfer of the Securities purchased. Issuer and Trust Company acknowledge that as long as Cede & Co. is the sole record owner of the Securities, Cede & Co. shall be entitled to all voting rights applicable to the Securities and to receive the full amount of all dividends, liquidation proceeds, and redemption proceeds payable with respect to the Securities, even if the credits of Securities to the DTC accounts of any DTC Participant ("Participant") result from transfers or failures to transfer in violation of the provisions of the purchaser's letter. Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive dividends, distributions, and voting rights, if any, in respect of Securities and, subject to Paragraphs 11 and 12, to receive certificates evidencing Securities if such certificates are to be issued in accordance with Issuer's certificate of incorporation. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of Participants described in the preceding two sentences shall not affect the rights of Issuer, participants in auctions relating to the Securities, purchasers, sellers, or holders of Securities against any Participant.) DTC shall not have any responsibility to ascertain whether any transfer of Securities is made in accordance with the provisions of the purchaser's letter.

          8. Transactions in the Securities shall be eligible for same-day funds settlement in DTC's Same-Day Funds Settlement ("SDFS") system.

          A. Dividend payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trust Company and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing

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               arrangements, such payments shall be addressed as follows:

                    Manager; Cash Receipts
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 24th Floor
                    New York, NY  10004-2695

          B. Redemption payments shall be made in same-day funds by Trust Company in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trust Company.

          9. DTC may direct Issuer or Trust Company to use any other number or address as the number or address to which notices, payments of dividends, or redemption proceeds may be sent.

          10. In the event of a redemption necessitating a reduction in the number of Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trust Company to issue and authenticate a new Security certificate; or
(b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Trust Company prior to payment, if required.

          11. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trust Company shall notify DTC of the availability of certificates. In such event, Issuer or Trust Company shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          12. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trust Company (at which time DTC will confirm with Issuer or Trust Company the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trust Company shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

          13. Issuer hereby authorizes DTC to provide to Trust Company security position listings of Participants with respect to the Securities from time to time at the request of Trust Company. Issuer also authorizes DTC, in the event of a partial redemption of Securities, to provide Trust Company, upon request, with the names of those Participants whose positions in

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Securities have been selected for redemption by DTC.  DTC will use its best efforts to notify Trust Company of those Participants whose positions in Securities have been selected for redemption by DTC. Issuer authorizes and instructs Trust Company to provide DTC with such signatures, examples of signatures, and authorizations to act as may be deemed necessary or appropriate by DTC to permit DTC to discharge its obligations to its Participants and appropriate regulatory authorities. Such requests for security position listings shall be sent to DTC's Reorganization Department in the manner set forth in Paragraph 4.

          This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Trust Company shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act.

          14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

          15. Nothing herein shall be deemed to require Trust Company to advance funds on behalf of Issuer.

*The parties agree that this letter shall be modified as set forth in the Riders attached hereto.

Notes                                   Very truly yours,
- -----
A.  If there is a Trust Company (as     International Lease Finance Corporation
 defined in this Letter of              ---------------------------------------
 Representations), Trust Company as                     (Issuer)
 well as Issuer must sign this
 letter.  If there is no Trust          By:____________________________________
 Company, in signing this Letter             (Authorized Officer's Signature)
 Issuer itself undertakes to perform
 all of the obligations set forth            Chemical Bank
 herein.                                ---------------------------------------
                                                     (Trust Company)
B.  Schedule A contains statements
 that DTC believes accurately           By:____________________________________
 describe DTC, the method of                 (Authorized Officer's Signature)
 effecting book-entry transfers of
 securities distributed through DTC,
 and certain related matters.


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Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:______________________________

cc:  Underwriter
     Underwriter's Counsel

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                                   Riders to
                         Book-Entry-Only Auction Rate/
                       Money Market Preferred Securities
                          Letter of Representations.


A.   Rider to Paragraph No. 1 (replace the first sentence)

     Prior to the Closing on the Securities on ________ __, 1994, there shall be deposited with DTC, one Security certificate for each series of MAPS, each registered in the name of DTC's nominee, Cede & Co., which collectively represent the total number of Securities issued.

B.   Rider to Paragraph No. 3 (replace the fifth sentence)

     The Publication Date shall be not less than 15 nor more than 45 days prior to the redemption date.

C.   Rider to Paragraph No. 6 (insert after the first sentence)

     The Document provides that the Issuer may adjust the number of days or years in a Dividend Period for the Securities. If the Issuer determines to make such an adjustment for a series of the Securities, then the Issuer shall give DTC notice of such change not less than ten nor more than 30 days prior to the Auction Date for such series of Securities; provided, however, that such notice may be revoked by the Issuer on or prior to the Business Day prior to such Auction Date.

D.   Rider to Paragraph No. 7 (insert after the last sentence)

     Notwithstanding anything herein to the contrary, the parties acknowledge and agree that the Issuer and the Trust Company shall have no responsibility or liability whatsoever for DTC's actions or omissions with respect to the Securities.

E.   Rider to paragraph No. 11 (insert at the end of the last sentence)

     and DTC, upon request, will tender its Securities certificates to the Trust Company for transfer and exchange for Securities certificates in amounts indicated by DTC pursuant to requests by Participants. Certificates representing fractional shares of Securities will not be issued.

F. Riders to Paragraph No. 13 (insert prior to the first sentence; replace the third sentence)

     DTC will notify the Trust Company of those Participants whose shares of Securities are selected for redemption by DTC and will provide the Trust Company with the names of the person or department at such Participants to contact regarding such redemption.

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